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                                                                    EXHIBIT 10.9
                            ACCRETION PUT AGREEMENT

        This Accretion Put Agreement ("Agreement") is made as of the 12th day of November, 1999, by and between Paul G. Allen, an individual ("Allen"), and __________ (the "Holder"), with reference to the following facts:

        A Charter Communications Operating, LLC ("CCO") is a party to (1) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates have acquired all of the outstanding equity of RAP and InterLink, respectively.

        B Allen is the indirect controlling owner of CCO and expects to derive benefit from the transactions contemplated by the Purchase Agreements.

        C Holder is a former owner of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, and pursuant to the Contribution Agreement (as defined below), Holder was issued preferred membership units of Charter Communications Holding Company, LLC ("Charter LLC").

        D In connection with the initial public offering of Charter Communications, Inc. ("CCI"), Holder exchanged its preferred membership units in Charter LLC for CCI Stock (as defined below), and as a condition of such exchange, Allen agreed to enter into this Agreement, giving Holder certain rights with respect to the CCI Stock.

        NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms have the following meanings:

        "Closing Price" means, with respect to a share of CCI common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of CCI common stock are listed or admitted for trading or (ii) if shares of CCI common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, in the absence of any last reported sales price, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

        "CCI Stock" means all shares of common stock of CCI issued to Holder in exchange for preferred membership units of Charter LLC, and all other securities that constitute "CCI Stock" in accordance with Section 5 of this Agreement.



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        "Contribution Agreement" means the Contribution Agreement dated as of
September 14, 1999, by and among, CCO, Charter Communications Holding Company, LLC, the Investors, CCI and Allen, as amended by the First Amendment to Contribution dated as of November 12, 1999.

        "IPO Price" means the price per share at which shares of common stock of CCI are sold to the public in CCI's initial public offering (without reduction for underwriters' fees, discounts, commissions, and other selling expenses).

        "Lockup Agreement" means the agreement entered into between the Holder and the underwriters of CCI's initial public offering, which, among other things, prohibits the Holder from selling the CCI Stock until the Lockup Termination Date.

        "Lockup Termination Date" means the earliest date on which the Lockup Agreement no longer prohibits the Holder from selling the CCI Stock.

        "Minimum Amount" means the lesser of (i) CCI Stock for which the Purchase Price under this Agreement is at least $1,000,000, or (ii) all CCI Stock that is subject to the Holder's Put Option under this Agreement.

        2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable from the date hereof through and including the date of termination of the Put Option under Section 7 by written notice delivered to Allen, to sell and to permit any of the Holder's Permitted Transferees to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the CCI Stock held by the Holder and its Permitted Transferees that represents at least the Minimum Amount. Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 5.3, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the CCI Stock held by the Holder and its Permitted Transferees that is specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in Section 3.

        3. Purchase Price; Closing.

               3.1 The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal the IPO Price (calculated in accordance with Section 5, if applicable), plus interest thereon at a rate of four and one-half percent (4.5%) per year, compounded annually, for the period from the date of this Agreement through the closing of the purchase and sale of the CCI Stock hereunder (the "Closing").

               3.2 At each Closing, (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer (if wire transfer instructions were provided in the notice of exercise) or certified bank check; and (b) the Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the CCI Stock to be purchased and sold at such Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer of such CCI Stock to


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Allen or his designee, together with a certificate of the Holder and its
Permitted Transferee, if applicable, reaffirming the representations in Section
4.

               3.3 Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on (or before if Allen so determines) the thirtieth day after the Holder delivers the written notice described above (or, if such day is not a business day, on the next business day thereafter), or at such other time and place as the Holder and Allen may agree. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

        4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each
Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder or one of its Permitted Transferees will own all of the CCI Stock required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the CCI Stock), other than those arising under applicable law and those arising under the organizational documents of CCI; (d) upon the transfer of the CCI Stock pursuant to Section 3, Allen or his designee will receive good title to the CCI Stock, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of CCI.

        5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

               5.1 If the number of shares of CCI Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of CCI through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option, without change in the total price applicable to the unexercised portion of the Put Option but with a corresponding adjustment in the price per unit of any security covered by the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 5.1 shall constitute "CCI Stock" for purposes of this Agreement.

               5.2 Upon a reorganization, merger or consolidation of CCI with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding CCI Stock is converted into or exchanged for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "CCI Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the CCI Stock pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all CCI Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the


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Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 5.2 shall constitute "CCI Stock" for purposes of this Agreement.

               5.3 In the event of any proposed Business Combination pursuant to which the outstanding CCI Stock will be converted into a right to receive consideration other than securities of CCI or Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this Section 5.3, the purchase and sale of any of the CCI Stock specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 5.3.

        6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of Holder together with all other holders receiving put agreements in connection with the transactions under the Purchase Agreements) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

        7. Termination of Put Option.

               7.1 The Put Option shall terminate on the earliest of the following dates, except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such earliest date:

                      (a) the later of (x) thirty days after the Lockup Termination Date, or (y) the second anniversary of the date of this Agreement;

                      (b) the date specified in Section 5.3; and

                      (c) the later of (x) thirty days after the Lockup Termination Date, or (y) the first date on which both of the following conditions are satisfied:


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                             (i) the Closing Price of CCI common stock has
exceeded 115% of the IPO Price for any 90 trading days during the preceding 100 consecutive trading days; and

                             (ii) all shares of CCI common stock then held by
the Holder or any Permitted Transferee (as defined below) and subject to the Put Option may be sold to the public in their entirety on such date (x) without registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 144 under the Act or another comparable provision or (y) pursuant to a then effective registration statement under the Act.

               7.2 The Put Option shall terminate as to any CCI Stock on the date on which such CCI Stock is first transferred by the Holder or any Permitted Transferee to a person or entity that is not a "Permitted Transferee."

               7.3 For purposes of determining whether the condition in Section 7.1(c)(i) is satisfied, appropriate adjustments will be made to take into account any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of CCI common stock occurring after the consummation of CCI's initial public offering.

        8. Miscellaneous.

               8.1 No Impairment of other Put Rights. Nothing herein is intended to supersede, or limit Holder's ability to exercise its rights under, the Registration Support Put (as defined in the Contribution Agreement).

               8.2 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

               8.3 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

               8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

               If to the Holder, to the address set forth on the signature page attached hereto.



               If to Allen:


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                      Paul G. Allen
                      c/o William D. Savoy @ Vulcan Northwest
                      110 110th Avenue Northwest
                      Bellevue, Washington 98004
                      Telecopy: (425) 453-1985

               with a copy to:

                      Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California 90067-4276
                      Attention: Alvin G. Segel
                      Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

               8.5 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

               8.6 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

               8.7 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

               8.8 Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

               8.9 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.


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               8.10   Assignments.

                      (a) The Holder and any Permitted Transferee may transfer some or all of its CCI Stock to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                             (i) any person or entity that was among the
"Investors" who were party to the Contribution Agreement;

                             (ii) any person or entity that, directly or
indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                             (iii) a trust for the benefit of the equity owners
of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;

                             (iv) any person or entity for which the Holder is
acting as nominee or any trust controlled by or under common control with such person or entity;

                             (v) if the Holder is an individual, any charitable
foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.

                      (b) The Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

                      (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any CCI Stock under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

               8.11 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

               8.12 Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

               8.13 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.


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               8.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.15 Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any CCI Stock pursuant to this Agreement.

               8.16 Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.





                                            ---------------------------------
                                            Paul G. Allen, by William D. Savoy,
                                            attorney-in-fact






                        [SIGNATURE PAGE TO ACCRETION PUT]


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                                     HOLDER














                        [SIGNATURE PAGE TO ACCRETION PUT]


















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ADDRESS OF HOLDER:















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